Exhibit 99.3
Phreesia to Acquire AccessOne, Expanding Its Suite of Payment Solutions
ALL-REMOTE COMPANY/WILMINGTON, Del. — Sept. 4, 2025 — Phreesia, Inc. (NYSE: PHR) (“Phreesia”), a trusted leader in patient activation, today announced it has entered into a definitive agreement to acquire AccessOne Parent Holdings, Inc. (together with its subsidiaries, “AccessOne”), a portfolio company of Frontier Growth, for aggregate consideration of $160 million in cash (the “AccessOne Acquisition”). The transaction is expected to close during the third quarter or early fourth quarter of Phreesia’s 2026 fiscal year, subject to customary closing conditions and regulatory approvals.
AccessOne is a market leader in providing financing solutions for healthcare receivables, working with some of the largest health systems in the U.S. AccessOne takes minimal credit risk and offers healthcare providers a scalable, compliant and operationally efficient tool that improves collections without undermining patient trust. AccessOne currently manages a receivables portfolio of approximately $450 million.
“We have followed AccessOne’s progress over many years and admired its approach to addressing a critical gap in care that is consistent with our mission of making care easier every day,” said Chaim Indig, Phreesia’s CEO and Co-Founder. “Phreesia has partnered with our clients to offer payment plans for many years and we believe the addition of AccessOne’s platform is a natural progression that will integrate well with our existing products and that we expect will add to our overall addressable market.”
“When we began thinking of the right home for AccessOne, Phreesia consistently came up as a natural fit operationally, strategically and culturally,” said Mark Spinner, CEO of AccessOne. “We look forward to drawing on the resources of a larger organization with domain expertise, access to capital and a strong reputation among clients, employees and investors.”
Lynn Ansley, VP of Revenue Cycle Management at Moffitt Cancer Center, the first National Cancer Institute-designated Comprehensive Cancer Center based in Florida, commented, "We have a deep commitment to providing personalized care including during patients' financial experience. Our partnerships with both Phreesia and AccessOne over the years have benefited thousands of families with superior transparency and affordability while we work together to find a cure faster. We are excited to see two of our trusted partners join forces.”
Transaction Highlights
Phreesia will acquire AccessOne Parent Holdings, Inc. for $160 million in cash, subject to customary closing and post-closing adjustments. Phreesia intends to finance the acquisition through a combination of cash from its balance sheet and proceeds from a new, fully committed bridge loan.
Financial Impact
Phreesia preliminarily expects the AccessOne Acquisition to contribute approximately $35 million of annualized revenue and $11 million of annualized Adjusted EBITDA.1 Phreesia expects to update its fiscal 2026 financial outlook following the close of the transaction.
Phreesia also expects to incur expenses associated with the transaction that will be detailed in our financial reporting through a reconciliation from GAAP to non-GAAP results following the closing of the transaction.
Advisors
Goldman Sachs is acting as financial advisor and Lowenstein Sandler LLP is acting as acquisition counsel to Phreesia.
Houlihan Lokey is serving as exclusive financial advisor and Womble Bond Dickinson (US) LLP is acting as acquisition counsel to AccessOne.
Forward-Looking Statements
This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the
1 Adjusted EBITDA is a non-GAAP financial measure. We calculate Adjusted EBITDA as net (loss) income before interest expense (income), net, income tax (expense) benefit, depreciation and amortization, stock-based compensation expense, and other expense (income), net. We have not reconciled this forward-looking Adjusted EBITDA figure to GAAP net income (loss) because we do not provide forward-looking GAAP net income (loss) due to the uncertainty and potential variability of other (income) expense, net and (benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss).

Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operating performance, including our revenue, operating leverage, margins, Adjusted EBITDA and cash flows; our addressable market; the consummation of the AccessOne Acquisition and timing thereof; the funding of the AccessOne Acquisition; the expected results of the AccessOne Acquisition discussed herein, including anticipated additional revenue and Adjusted EBITDA and an expansion of our total addressable market; and our outlook for fiscal 2026, including our expectations regarding revenue, Adjusted EBITDA, expenses associated with the AccessOne Acquisition, AHSCs and total revenue per AHSC. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the ability of the parties to consummate the AccessOne Acquisition in a timely manner or at all; satisfaction of the conditions precedent to consummation of the AccessOne Acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all; the ability to obtain funding for the AccessOne Acquisition; the ability to integrate operations or realize any operational or corporate synergies and other benefits from the AccessOne Acquisition; the competitive environment in which we operate; our ability to comply with the covenants in our credit agreement with Capital One; changes in market conditions and receptivity to our products and services; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; our ability to maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; difficulties in integrating our acquisitions and investments; artificial intelligence that can impact our business, including by posing security risks to our confidential information, proprietary information and personal data, increasing our regulatory and compliance burden and increasing competition; and other general, market, political, economic and business conditions (including from the change in U.S. presidential administration, tariff and trade issues, and the warfare and/or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025 that will be filed with the SEC following this press release. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
This press release includes certain non-GAAP financial measures as defined by SEC rules. We have not reconciled our forward-looking Adjusted EBITDA figure to GAAP net income (loss) because we do not provide forward-looking GAAP net income (loss) due to the uncertainty and potential variability of other (income) expense, net and (benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss).
ABOUT PHREESIA
Phreesia is a trusted leader in patient activation, giving healthcare providers, life sciences companies and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled approximately 170 million patient visits in 2024—1 in 7 visits across the U.S.—scale that we believe allows us to make meaningful impact. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives efficiency and improves healthcare outcomes. To learn more, visit phreesia.com.
ABOUT ACCESSONE
AccessOne is a market leader in providing consumer payment products for healthcare providers that deliver affordability for patients and financial strength for health systems. Our solutions ensure patients have clear, positive pathways to pay for care without fear of credit harm, while providers gain predictable revenue and reduced cost-to-collect. Today, AccessOne serves over 160 provider organizations across 2,500 facilities, facilitating more than 3 million payments annually. Our mission is simple: remove cost as a barrier to care while delivering a ‘do-no-harm’ financial product built for today’s healthcare economy.
ABOUT FRONTIER GROWTH
Founded in 1999, Frontier Growth is a growth equity investment firm based in Charlotte, North Carolina that specializes in partnering with founders of vertical SaaS companies to help them scale and reach new heights. By leveraging its deep experience helping growth-stage vertical SaaS companies scale to market leadership positions, Frontier provides tailored support and resources to help drive sustainable growth and scalability. Frontier's 'people-first' philosophy to investing is founded upon putting people before numbers – a belief that it's the people around the table collaborating together that make the difference in driving true innovation and growth. With over 15 years of experience investing in vertical SaaS, Frontier has completed more than 25 vertical SaaS investments since inception. Frontier typically makes initial equity investments of $5–30 million in mission critical vertical SaaS companies with $3–20 million of annual recurring revenue ("ARR") and +25% annual growth. For more information about Frontier, please visit www.frontiergrowth.com.

Phreesia Investor Relations Contact:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950

Phreesia Media Contact:
Nicole Gist
Phreesia, Inc.
nicole.gist@phreesia.com
(407) 760-6274